                                                                  EXHIBIT 3.4(a)

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE'S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE of PROBATE'S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I     The name of the corporation:

                                 Parisian. Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

              The name of the corporation is: Carson Pirie Scott, Inc.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on March 6, 2006.

Article IV The number of shares outstanding at the time of the adoption was -100-; the number of shares entitled to vote thereon was -100-. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

              __________________________________________________________________

Article V The number of shares voted for the amendment was -100- and the number of shares voted against such amendment was -0-. (If no shares have been issued attach a written statement to that effect.)

Date: 3/6/2006                          James H. Baireuther, Senior Vice
                                        President and Chief Administrative
                                        Officer


                                        /s/ JAMES H. BAIREUTHER
                                        ----------------------------------------
                                        Signature of Officer

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Printed Name and Business Address of Person Preparing this Document:

Jennifer Dombrowski
Wolf, Block, Schorr and Solis-Cohen, LLP
1650 Arch Street, 22nd FL
Philadelphia, PA 19103

                         ARTICLES OF RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 PARISIAN, INC.
                               (the "Corporation")

     Pursuant to the provisions of Sections 10-2B-10.01 through 10.09 of the Code of Alabama 1975, as amended, the undersigned Corporation hereby adopts the following Articles of Restatement to its Articles of Incorporation:

     FIRST: The name of the Corporation is Parisian, Inc.

     SECOND: The Amended and Restated Articles of Incorporation, attached hereto as Exhibit A and incorporated herein by this reference, are hereby adopted as the Articles of Incorporation of the Corporation.

     THIRD: The restatement contains amendments to the Articles of Incorporation requiring shareholder approval. The restatement was duly adopted by the unanimous written consent of the sole shareholder of the Corporation as of February 28, 2006. The number of shares of each voting group outstanding, the number of shares of each voting group entitled to vote on such amendments, and the number of shares entitled to vote as a voting group on such amendments at the time of this adoption were as follows:

   Voting      Outstanding Shares   Outstanding Shares Entitled
    Group       Entitled to Vote     to Vote as a Voting Group
   ------      ------------------   ---------------------------
Common Stock           100                      100

     FOURTH: The number of shares of each voting group entitled to vote on the amendments which voted FOR and AGAINST the amendments, and which voted FOR and AGAINST the amendments as a voting group was as follows:

                                     Numbers of Shares Voted
                                        as a Voting Group
Voting   Total Voted   Total Voted   -----------------------
 Group       FOR         AGAINST           FOR   AGAINST
-----    -----------   -----------         ---   -------
Common       100           -0-             100     -0-

     FIFTH: The restatement was duly adopted by the unanimous written consent of the Board of Directors of the Corporation as of February 28, 2006.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be executed in its name and on its behalf by the undersigned, thereunto duly authorized, as of February 28, 2006.

                                        PARISIAN, INC.


                                        By: /s/ George W. Carlis
                                            ------------------------------------
                                        Its: Senior Vice President and Assistant
                                             Secretary

This instrument prepared by:

W. Clark Goodwin
MAYNARD, COOPER & GALE, P.C.
2400 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35204
(205) 254-1000


                                        2

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                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                 (see attached)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 PARISIAN, INC.

     For the purpose of amending and restating its Articles of Incorporation pursuant to Section 10-2B-10.07 of the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor (hereinafter referred to as the "Act"), the undersigned does hereby sign and adopt these Amended and Restated Articles of Incorporation ("Articles").

     1. The name of the Corporation is Parisian, Inc.

     2. The number of shares of capital stock the corporation is authorized to issue is 100 shares of common stock, par value $.0l per share.

     3. The street address of the corporation's registered office is 57 Adams Avenue, Montgomery, AL 36104-4001, and the name of its registered agent at that office is CSC Lawyers Incorporating Service, Inc.

     4. The number of directors of the corporation shall be not less than one and no more than nine, the exact number of directors within such minimum and maximum limitations to be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors.

     5. The purposes, objects and powers of the Corporation are:

          (a) To engage in any lawful business, act or activity for which a corporation may be organized under the Act, it being the purpose and intent of this Article 5 to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the Act.

          (b) To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection herewith all powers given to corporations by the Act and all other applicable laws of the State of Alabama.

          (c) Without limiting the scope and generality of the foregoing, the Corporation shall have the following specific purposes, objects and powers:

               (1) To establish, purchase, acquire, own, operate and manage, directly or indirectly, wholesale and retail stores for the manufacture, marketing, distribution, purchase, sale and dealing in of consumer goods and services, wares, clothing, apparel and other merchandise or goods and services of any nature or description; to sell or otherwise dispose of, directly or indirectly, consumer goods and services, wares, clothing, apparel and other merchandise or goods and services which usually and customarily are or can be disposed of by sale; to conduct and carry on, directly or indirectly, all or any part of the business of a merchant in consumer goods and services, wares, clothing, apparel and other merchandise or goods and services; to acquire, purchase, invest in or engage in, directly or indirectly, a business combination or joint venture with (however any of the foregoing may be structured) any person, partnership, limited liability company or other entity engaged in whole or in part in any of the foregoing; and to engage in any financing or other transactions necessary, appropriate, incident or convenient to effect any of the purposes for which the Corporation is organized;

               (2) To sue and be sued, complain and defend in its corporate name;

               (3) To have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any manner reproducing it;

               (4) To make and amend Bylaws, not inconsistent with the Articles or with the laws of this state, for managing the business and regulating the affairs of the Corporation;

               (5) To purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located; and to invest and own interests in entities doing the same and to engage in all activities and endeavors related to, necessary for or arising from the foregoing;

               (6) To sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

               (7) To purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

               (8) To make contracts, including guaranty and suretyship contracts and indemnity agreements, incur liabilities, borrow money, issue its notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the Corporation), secure any of its obligations (or the obligations of others for whom it can make guarantees, whether or not a guarantee is made) by mortgage or pledge of or creation of security interests in any of its property, franchises, or income, and without limiting the generality of the foregoing;

               (9) To make contracts of guaranty and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of the Corporation;

               (10) To make contracts of guaranty and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of

                    (i) An entity that is wholly owned, directly or indirectly, by the Corporation, or

                    (ii) A person that owns, directly or indirectly, all of the outstanding stock of the Corporation, or

                    (iii) An entity that is wholly owned, directly or indirectly, by a person that owns, directly or indirectly, all of the outstanding stock of the Corporation;

               (11) To lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

               (12) To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust, or other entity;

               (13) To conduct its business, locate offices, and exercise the powers granted by the Alabama Business Corporation Act within or without this state;

               (14) To elect directors and appoint officers, employees, and agents of the Corporation, define their duties, fix their compensation, and lend them money and credit;

               (15) To pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, or other welfare, benefit or incentive plans for any or all of its current, future, or former directors, officers, employees, and agents;

               (16) To make donations for the public welfare or for charitable, scientific, or educational purposes;

               (17) To transact any lawful business that will aid governmental policy; and

               (18) To make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the Corporation.

All words, phrases and provisions in this Article 5 are used in their broadest sense, are not limited by reference to, or inference from, any other words, phrases or provisions and shall be so construed. For purposes of these Articles, the term "person" includes any individual or entity.

     6. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders;
(iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation of such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in additional to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this provision by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

     7. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the corporation, including treasury shares.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of February 28, 2006.

                                        PARISIAN, INC.


                                        By: /s/ GEORGE W. CARLIS
                                            ------------------------------------
                                        Its: Senior Vice President and Assistant
                                             Secretary